Exhibit 99.01

Vocera Reports $23.0M in Q2 Revenue; Adjusts Full-Year Guidance

•	Revenue of $23.0M

•	Non-GAAP EPS of ($0.16)

•	GAAP EPS of ($0.28)

•	Adjusted EBITDA of ($3.5)M

•	Full-year 2014 revenue expectations adjusted to $90-$95M

SAN JOSE, Calif. — July 31, 2014 — Vocera Communications, Inc. (NYSE: VCRA), today reported revenue of $23.0 million, a GAAP net loss per share of ($0.28) and a non-GAAP net loss per share of ($0.16) for the second quarter of 2014. The company also revised its full-year 2014 guidance to a range of $90.0 to $95.0 million.

“Second quarter financial results reflected continued tight expense control by U.S. hospitals, driven by uncertainty around patient volumes and reimbursement levels,” said Brent Lang, Vocera’s president and CEO. “Despite not meeting our revenue expectations, we achieved strong international bookings, better than expected uptake of the new Vocera Collaboration Suite and high customer renewals. With the recent launch of the Vocera Alarm Management and Alarm Analytics solutions, the product line has never been stronger and customer loyalty remains very high.”

Second Quarter 2014 Results

Revenue for the second quarter of 2014 was $23.0 million, compared to $25.3 million in the second quarter of last year. Total revenue was comprised of $11.8 million of product revenue and $11.2 million of services revenue.

Product revenue decreased 23% year-over-year, comprised of $8.9 million of device revenue and $2.9 million of software revenue. Device revenue decreased 28% and software revenue decreased 2% year-over-year.

Services revenue increased 12% from the year-ago second quarter comprised of $8.7 million of software maintenance and support, and $2.4 million of professional services. Software maintenance and support revenue increased 14%, while professional services increased 6% year-over-year.

GAAP gross margin was 61.1%, compared to 62.4% in the second quarter of last year. Non-GAAP gross margin was 62.7%, versus 63.6% in the year-ago quarter.

Non-GAAP product gross margin for the second quarter 2014 was 64.1%, versus 66.2% in the second quarter of last year. Non-GAAP services gross margin was 61.2%, versus 59.7% in the year-ago quarter.

GAAP net loss for the quarter was ($7.0) million, or ($0.28) per share, compared to ($2.0) million, or ($0.8) per share in in the year-ago quarter.

Non-GAAP net loss for the second quarter 2014 was ($4.0) million, or ($0.16) per share, which excludes $2.8 million of stock-based compensation expense and $0.2 million of amortization of acquired intangibles expense. Non-GAAP net income for the year-ago quarter was $0.2 million, or $0.01 per share.

Adjusted EBITDA for the second quarter was ($3.5) million, versus $0.6 million in the second quarter 2013.

A reconciliation of non-GAAP to GAAP financial measures is included in the attached financial schedules.

As of June 30, 2014, the company had cash, cash equivalents and short-term investments of $120.6 million and no debt. Deferred revenue was $31.5 million.

2014 Guidance

For the full year 2014, the company expects revenue between $90 and $95 million and a GAAP loss per share between ($1.29) and ($1.17).

Non-GAAP loss per share is expected to be to be between ($0.74) and ($0.62), and non-GAAP Adjusted EBITDA to be between ($16.4) million and ($13.2) million. The company’s full-year 2014 non-GAAP guidance excludes estimated stock-based compensation expense of $12.8 million, amortization of intangibles of approximately $0.9 million, potential acquisition expenses and legal costs related to pending securities litigation. Non-GAAP earnings per share guidance is based on a fully diluted share count for the full year 2014 of 25.4 million shares. Income tax expense for the year is expected to be $0.3 million.

For the third quarter 2014, the company expects revenue between $20 and $23 million and a GAAP loss per share between ($0.41) and ($0.34).

We expect non-GAAP loss per share to be between ($0.26) and ($0.18), and non-GAAP Adjusted EBITDA to be between ($6.0) and ($4.1) million. Third quarter 2014 non-GAAP guidance excludes estimated stock-based compensation expense of $3.6 million, estimated amortization of intangibles of approximately $0.2 million, potential acquisition expenses and legal costs related to pending securities litigation. Non-GAAP earnings per share guidance is based on a fully diluted share count for the third quarter 2014 of 25.5 million shares. We do not expect material income tax expense for the third quarter.

Link to second quarter 2014 financial statements and reconciliation to GAAP

Conference Call Information

The Company will host a conference call at 5:00 p.m. Eastern Time, 2:00 p.m. Pacific, today, July 31, 2014, to discuss the company’s results.

Investors may access a free, live webcast of the call through the Investors section of the company’s website at investors.vocera.com

The call also can be accessed by dialing 877-415-3180, or 857-244-7323 for international callers, and using the access code 6577 0189.

A webcast replay of the call will be archived on the company’s website.

Forward Looking Statements

Statements in this press release that are not strictly historical in nature are forward-looking statements within the meaning of the U.S. federal securities laws, including statements regarding future events, such as our expected operating results for the full year and third quarter of 2014, the future financial performance of our company, the introduction of new products and the effect macroeconomic conditions affecting the health care industry will have on our business and results of operations. These forward-looking statements are based on limited information currently available to us and our management`s expectations, which are inherently subject to change and involve a number of risks and uncertainties. Actual events or results may differ materially from those in any forward-looking statement due to various factors, including but not limited to, the effects of the Patient Protection and Affordable Care Act of 2010; changes in regulations in the U.S. and other countries; the effects on government and commercial hospital customers of the federal budget, the federal budget sequester, and budgetary uncertainty; changes in healthcare insurance coverage and consumers’ utilization of healthcare and hospital services; our ability to maintain profitability; the demand for our various solutions in the healthcare and other markets; our lengthy and unpredictable sales cycle; our ability to offer high-quality services and support for our solutions; to acquire the sole and limited source hardware and software components of our solutions; to obtain the required capacity and product quality from our contract manufacturer; to develop and introduce new solutions and features to existing solutions and to manage our growth; and the other factors described in our most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q, as well as our other filings with the SEC. Our filings with the Securities and Exchange Commission (“SEC”) are available on the Investors section of our company`s web site at www.vocera.com. The financial and other information contained in this press release should be read in conjunction with the financial statements and notes thereto included in our filings with the SEC. Our operating results for the second quarter of 2014 are not necessarily indicative of our operating results for any future periods. This press release speaks only as of its date. We assume no obligation to update the information in this press release, to revise any forward-looking statements or to update the reasons actual events or results could differ materially from those anticipated in forward-looking statements.

Use of Non-GAAP Financial Information

This press release contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). Our management evaluates the company’s results and makes operating decisions using various GAAP and non-GAAP measures. In addition to our GAAP results, we also consider non-GAAP gross margin for products and for services, non-GAAP net income/ (loss), and non-GAAP earnings/loss per diluted share. We also present Adjusted EBITDA, a non-GAAP measure that we reconcile to net income/loss. These non-GAAP measures should not be considered as a substitute for the corresponding financial measure derived in accordance with GAAP. We present the non-GAAP measures because we consider them to be important supplemental information for our investors for analyzing our performance, core operating results and trends. Investors are encouraged to review the reconciliation of non-GAAP financial measures to their most directly comparable GAAP measures included with this press release.

Our non-GAAP gross margin, non-GAAP net income/(loss), and non-GAAP earnings/loss per diluted share as well as Adjusted EBITDA are exclusive of certain items to facilitate management’s review of the comparability of our core operating results on a period to period basis because such items are not related to our ongoing core operating results as viewed by management. We define our “core operating results” as those revenues recorded in a particular period and the expenses incurred within that period that directly drive operating income in that period. Management uses these non-GAAP financial measures in making operating decisions because, in addition to meaningful supplemental information regarding operating performance, the measures give us a better understanding of how we should invest in research and development, fund infrastructure growth and evaluate the effectiveness of marketing strategies. In calculating the above non-GAAP results, management specifically adjusted for the following excluded items:

a) Stock-based compensation expense impact. We recognize equity plan-related compensation expenses, which represent the fair value of all share-based payments to employees, including grants of employee stock options as non-GAAP adjustments in each period.

b) Amortization of acquired intangibles. We acquired certain companies in 2010 and 2014, and booked intangible assets related to these acquisitions. The amortization of these acquired intangible assets is excluded from non-GAAP net income because it is not related to ongoing controllable management decisions and because it is non-cash in nature.

c) Securities litigation. In August 2013, Vocera and other related parties were named as defendants in two purported securities class actions, alleging claims for allegedly misleading statements regarding our business and financial results. As the cases progress, we may encounter more significant legal costs for our defense. Our projections of net income/ (loss), and non-GAAP earnings/loss per diluted share for the full year and third quarter 2014 do not give effect to any such future legal expenses because we do not regard them as reflective of the costs we incur to operate our business.

d) Acquisition related expenses. In addition to the amortization of acquired intangibles mentioned above, effective with the guidance included in this release, we will also adjust for certain acquisition-related expenses that we may incur including (i) professional service fees and (ii) transition costs. Professional service fees include third party costs related to the acquisition, such as due diligence costs, accounting fees, legal fees, valuation services and commissions, if any. Transition costs include retention payments, transitional employee costs and earn-out payments treated as compensation expense. We consider such costs and adjustments as highly variable in amount and frequency, being significantly impacted by the timing and size of any acquisitions. By excluding acquisition-related costs and adjustments from our non-GAAP measures, management can better focus on the organic continuing operations of our baseline and acquired businesses. Management adjusts for the above items because management believes that, in general, these items possess one or more of the following characteristics: their magnitude and timing is largely outside of Vocera’s control; they are unrelated to the ongoing operation of the business in the ordinary course; they are unusual and we do not expect them to occur in the ordinary course of business; or they are non-operational, or non-cash expenses involving stock option grants.

We believe that the presentation of these non-GAAP financial measures is warranted for several reasons:

1) Such non-GAAP financial measures provide an additional analytical tool for understanding our financial performance by excluding the impact of items which may obscure trends in the core operating results of the business;

2) These non-GAAP financial measures facilitate comparisons to the operating results of other companies commonly compared to us, which use similar financial measures to supplement their GAAP results, thus enhancing the perspective of investors who wish to utilize such comparisons in their analysis of our performance; and

3) These non-GAAP financial measures are employed by our management in their own evaluation of performance and are utilized in financial and operational decision making processes, such as budget planning and forecasting.

Set forth below are additional reasons why share-based compensation expense is excluded from our non-GAAP financial measures:

i) While share-based compensation constitutes one of our ongoing and recurring expenses, it is not an expense that requires cash settlement by us. We therefore exclude these charges for purposes of evaluating core operating results. Thus, our non-GAAP measurements are presented exclusive of stock-based compensation expense to assist management and investors in evaluating our core operating results.

ii) We present share-based payment compensation expense in our reconciliation of non-GAAP financial measures on a pre-tax basis because the exact tax differences related to the timing and deductibility of share-based compensation are dependent upon the trading price of our common stock and the timing and exercise by employees of their stock options. As a result of these timing and market uncertainties the tax effect related to share-based compensation expense would be inconsistent in amount and frequency and is therefore excluded from our non-GAAP results.

As stated above, we present non-GAAP financial measures because we consider them to be important supplemental measures of performance. However, non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for our GAAP results. In the future, we expect to incur expenses similar to certain of the non-GAAP adjustments described above and expect to continue reporting non-GAAP financial measures excluding such items. Some of the limitations in relying on non-GAAP financial measures are:

•	Our stock option and stock purchase plans are important components of incentive compensation arrangements and will be reflected as expenses in our GAAP results for the foreseeable future; and

•	Other companies may calculate non-GAAP financial measures differently than us, limiting their usefulness as a comparative measure.

Pursuant to the requirements of SEC Regulation G, a detailed reconciliation between our non-GAAP and GAAP financial results is set forth in the financial tables at the end of this press release. Investors are advised to carefully review and consider this information strictly as a supplement to the GAAP results that are contained in this press release and in our SEC filings.

About Vocera

Vocera empowers integrated, intelligent communication in healthcare, hospitality, energy and other mission-critical mobile environments. Vocera is widely recognized for developing smarter ways to communicate that improve patient and customer satisfaction with the Vocera Communication and Care Experience solutions. Vocera provides technology innovations and thought leadership that humanize healthcare for patients, families and care teams and improve customer experience in more than 1,200 organizations worldwide. Vocera is headquartered in San Jose, Calif., with offices in San Francisco, Tennessee, Canada, Singapore, India and the United Kingdom. For more information, visit www.vocera.com and @VoceraCom on Twitter.

The Vocera logo is a trademark of Vocera Communications, Inc. Vocera® is a trademark of Vocera Communications, Inc. registered in the United States and other jurisdictions.

Contacts:

Investors:	Media:
Brad Samson	Elaine Wu	Claire Baki
Vocera	Vocera	MSLGROUP
408.882.5737	408.882.5784	415.512.0770
bsamson@vocera.com	ewu@vocera.com	Vocera@mslgroup.com

Vocera Communications, Inc.

Condensed consolidated statements of operations

(Unaudited)

	Three months ended June 30		Six months ended June 30
(in thousands, except per share amounts)	2014	2013	2014	2013
Revenue
Product	$11,850	$15,340	$26,039	$28,300
Service	11,169	9,956	21,656	19,409

Total revenue	23,019	25,296	47,695	47,709

Cost of revenue
Product	4,421	5,336	9,411	9,946
Service	4,528	4,170	9,342	8,254

Total cost of revenue	8,949	9,506	18,753	18,200

Gross profit	14,070	15,790	28,942	29,509

Operating expenses
Research and development	4,362	3,418	8,428	7,032
Sales and marketing	12,614	10,679	25,357	20,911
General and administrative	4,156	3,629	8,553	6,927

Total operating expenses	21,132	17,726	42,338	34,870

Loss from operations	(7,062)	(1,936)	(13,396)	(5,361)
Interest income	98	59	185	83
Other income (expense), net	19	(84)	(46)	(131)

Loss before income taxes	(6,945)	(1,961)	(13,257)	(5,409)
Provision for income taxes	(63)	(61)	(140)	(112)

Net loss	$(7,008)	$(2,022)	$(13,397)	$(5,521)

Net loss per share:
Basic and diluted	$(0.28)	$(0.08)	$(0.53)	$(0.23)

Weighted average shares used to compute net loss per share
Basic and diluted	25,250	24,555	25,375	24,419

Vocera Communications, Inc.

Condensed consolidated balance sheets

(Unaudited)

	As of
(in thousands)	June 30, 2014	December 31, 2013
Assets
Current assets
Cash and cash equivalents	$16,961	$39,652
Short term investments	103,664	88,024
Accounts receivable, net	19,466	23,543
Other receivables	1,061	882
Inventories	4,415	5,665
Prepaid expenses and other current assets	2,397	1,892

Total current assets	147,964	159,658
Property and equipment, net	4,844	5,365
Intangible assets, net	2,464	1,544
Goodwill	7,678	5,575
Other long-term assets	969	965

Total assets	$163,919	$173,107

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	2,960	3,531
Accrued payroll and other current liabilities	9,292	9,841
Deferred revenue, current	25,105	26,133

Total current liabilities	37,357	39,505
Deferred revenue, long-term	6,410	6,398
Other long-term liabilities	1,636	1,641

Total liabilities	45,403	47,544
Stockholders’ equity	118,516	125,563

Total liabilities and stockholders’ equity	$163,919	$173,107

Vocera Communications, Inc.

Reconciliation of GAAP to Non-GAAP

(In thousands, except per share data, unaudited)

	Three months ended June 30,
	2014			2013
	Net income (loss)	Diluted shares	Earnings (loss) per share- diluted	Net income (loss)	Diluted shares	Earnings (loss) per share- diluted
GAAP	$(7,008)	$25,250	$(0.28)	$(2,022)	24,555	$(0.08)
Non-GAAP Adjustments:
Add dilutive shares for EPS (a)		—			1,718
Stock compensation adjustment (b)
Gross Margin	252			214
Operating Expenses	2,526			1,802
Intangible amortization (c)
Gross Margin	110			92
Operating Expenses	90			89

Total adjustments	2,978	—	0.12	2,197	1,718	0.09
Non-GAAP	$(4,030)	25,250	$(0.16)	$175	26,273	$0.01

(a)	Dilutive shares added to reflect change to share count calculation from loss to profit, i.e., from “basic” to “fully diluted” weighted average shares.
(b)	This adjustment reflects the accounting impact of non-cash stock-based compensation expense
(c)	This adjustment reflects the accounting impact of acquisitions in 2010 and 2014 in non-cash expense.

Vocera Communications, Inc.

Reconciliation of GAAP to Non-GAAP

(In thousands, except per share data, unaudited)

	Six months ended June 30,
	2014			2013
	Net income (loss)	Diluted shares	Earnings (loss) per share- diluted	Net income (loss)	Diluted shares	Earnings (loss) per share- diluted
GAAP	$(13,397)	25,375	$(0.53)	$(5,521)	24,419	$(0.23)
Non-GAAP Adjustments:
Stock compensation adjustment (a)
Gross Margin	538			436
Operating Expenses	4,838			3,284
Intangible amortization (b)
Gross Margin	209			184
Operating Expenses	171			179

Total adjustments	5,756	—	0.23	4,083	—	0.17
Non-GAAP	$(7,641)	25,375	$(0.30)	$(1,438)	24,419	$(0.06)

(a)	This adjustment reflects the accounting impact of non-cash stock-based compensation expense
(b)	This adjustment reflects the accounting impact of acquisitions in 2010 and 2014 in non-cash expense.

Vocera Communications, Inc.

Non-GAAP income adjusting items

(In thousands, unaudited)

	Three months ended June 30,
	2014			2013
	Stock based compensation	Intangible amortization	Total adjustments	Stock based compensation	Intangible amortization	Total adjustments
Gross margin:
Product	$61	$110	$171	$55	$92	$147
Services	191		191	159		159
Operating expenses:
Research and development	239		239	228	—	228
Sales and marketing	1,068	74	1,142	726	86	812
General and administrative	1,219	16	1,235	848	3	851
Other (income) expense			—			—

Non-GAAP income adjustments	$2,778	$200	$2,978	$2,016	$181	$2,197

Vocera Communications, Inc.

Non-GAAP income adjusting items

(In thousands, unaudited)

	Six months ended June 30,
	2014			2013
	Stock based compensation	Intangible amortization	Total adjustments	Stock based compensation	Intangible amortization	Total adjustments
Gross margin:
Product	$124	$209	$333	$119	$184	$303
Services	414	—	414	317	—	317
Operating expenses:
Research and development	459	—	459	437	—	437
Sales and marketing	2,035	144	2,179	1,305	173	1,478
General and administrative	2,344	27	2,371	1,542	6	1,548
Other (income) expense			—			—

Non-GAAP income adjustments	$5,376	$380	$5,756	$3,720	$363	$4,083

Vocera Communications, Inc.

Adjusted EBITDA

(In thousands, unaudited)

	Three months ended June 30		Six months ended June 30
	2014	2013	2014	2013
GAAP net income (loss)	$(7,008)	$(2,022)	$(13,397)	$(5,521)
Add back:
Stock compensation expense	2,778	2,016	5,376	3,720
Interest (income) expense, net	(75)	(59)	(138)	(83)
Depreciation and amortization	760	576	1,496	1,114
Income tax (benefit) expense	63	61	140	112

Non-GAAP adjusted EBITDA	$(3,482)	$572	$(6,523)	$(658)